Exhibit 99.1

NEWS RELEASE

For More Information Contact:	For Release - October 24, 2006
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Stephen C. Raffaele, Executive Vice President & Chief Financial Officer, (713) 507-7408

STERLING BANCSHARES REPORTS THIRD QUARTER 2006 EARNINGS
Net Income of $11.7 Million or $0.26 per Share

HOUSTON, TX, October 24, 2006 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $11.7 million or $0.26 per diluted share for the third quarter ended September 30, 2006, a 35% increase when compared to the $8.7 million, or $0.19 per diluted share earned for the third quarter of 2005.  Net income for the third quarter of 2006 included after-tax acquisition costs of $415 thousand or $0.01 per diluted share and a reduction in income tax expense of $473 thousand, or $0.01 per diluted share as a result of the expiration of previously recorded tax contingencies.  Net income for the third quarter of 2005 included after-tax acquisition costs of $540 thousand or $0.01 per diluted share.

Net income for the nine months ended September 30, 2006 was $33.0 million, or $0.72 per diluted share compared with $25.0 million or $0.55 per diluted share for the same period in 2005.

The Company completed its acquisition of Kerrville, Texas-based BOTH, Inc., and its subsidiary, Bank of the Hills, on September 29, 2006.  BOTH operates five banking offices in the San Antonio/Kerrville area, and had assets of approximately $328 million, loans of $151 million, and deposits of $298 million at the date of acquisition.  The results of operations for this acquisition will be included in the Company’s financial results for the fourth quarter of 2006.  The acquisition of BOTH had little impact on average balances in the third quarter of 2006.

“Our third quarter results reflect continued improvements in asset quality. These improvements have resulted in a reduction in net charge-offs for each of the last four quarters,” commented J. Downey Bridgwater, Sterling’s Chairman, President and Chief Executive Officer.  “Additionally, during the third quarter we completed the acquisition of Bank of the Hills, further expanding our presence in the San Antonio/Kerrville area enabling us to add to our core deposit base.”

Period-end loans held for investment increased $174 million during the third quarter to $3.0 billion at September 30, 2006, up 6.1% on a linked-quarter basis and up $341 million or 12.7% compared to September 30, 2005.  Average loans held for investment were $2.9 billion for the third quarter of 2006, up $44.7 million or 6.3% linked-quarter annualized and up $281 million or 10.9% from the third quarter of 2005.

The company experienced favorable improvements in asset quality during the third quarter of 2006. Net charge-offs for the third quarter of 2006 improved to $746 thousand or 0.10% annualized of average total loans compared with $1.2 million or 0.16% annualized for the second quarter of 2006 and $6.1 million or 0.93% annualized for the third quarter of 2005.  The decrease in net charge-offs contributed to a decrease in the provision for credit losses of $942 thousand in the third quarter of 2006 compared to the second quarter of 2006 and $3.7 million compared to the third quarter of 2005.  At September 30, 2006, nonperforming assets were $16.8 million or 0.54% of total loans and foreclosed properties compared to $25.1 million or 0.93% at September 30, 2005.  The allowance for loan losses at September 30, 2006 was $34.1 million and represented 1.10% of total period-end loans, compared with $31.9 million or 1.11% at June 30, 2006 and $31.2 million or 1.16% at September 30, 2005.

Sterling Bancshares, Inc., News Release
October 24, 2006

Period-end total deposits increased $334 million or 11.2% during the third quarter to $3.3 billion at September 30, 2006 and up $550 million or 19.8% compared to September 30, 2005.  Average total deposits for the third quarter of 2006 were up $47.3 million or 6.4% linked-quarter annualized and up $390 million or 15.0% from the third quarter of 2005.  Average noninterest-bearing deposits increased $70.0 million or 7.5% compared to the third quarter of 2005, and average interest-bearing demand deposits increased $123 million or 12.9% for the same time period.

Net interest income for the third quarter of 2006 was $42.9 million, up $92 thousand linked-quarter.  During the third quarter of 2006, net interest margin decreased 11 basis points to 4.87%. The decrease in net interest margin is attributed to higher rates paid on borrowings and deposits which offset the increase in interest income earned as a result of the growth in loan volume.

Noninterest income was $7.5 million in the third quarter of 2006, up $410 thousand or 5.8% as compared with the third quarter of 2005.  This increase was primarily attributable to increases in customer service and other lending fees.

Noninterest expense for the third quarter of 2006 was $32.6 million, down $626 thousand compared to the second quarter of 2006.  Noninterest expense for the third quarter of 2006 included acquisition costs of $638 thousand.  In the second quarter of 2006, the Company prepaid $29.6 million of junior subordinated debt having a 9.20% interest rate.  Remaining unamortized debt issuance costs associated with this debt totaling $1.3 million were written off and are included in other noninterest expense for the second quarter of 2006.  Noninterest expense for the third quarter of 2006 increased $4.9 million as compared with the third quarter of 2005.  Salaries and employee benefits increased $4.0 million in the third quarter of 2006 as compared with the same period in 2005.  The increase in salaries and employee benefits was primarily attributable to the addition of 33 full-time equivalent employees over the past twelve months related to additional banking offices and the continued investment in lending staff and key officers as part of the Company’s growth strategy.

At September 30, 2006, Sterling had total assets of $4.3 billion, total loans of $3.1 billion and total deposits of $3.3 billion.  Shareholders’ equity of $399.8 million at September 30, 2006 was 9.38% of total assets.  Book value per common share at period-end was $8.44.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, October 24, 2006 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (847) 619-6368.  An audio archive of the call will also be available on the web site beginning Wednesday, October 25, 2006.

Sterling Bancshares, Inc., News Release
October 24, 2006

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control that could cause results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements.  Additional factors can be found in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $4.3 billion, which operates 45 banking centers in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 7th and 9th largest in the United States, respectively, based on population.  The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)
Page 4

	Quarter Ended			Year-to-date

	Sep. 30, 2006	Jun. 30, 2006	Sep. 30, 2005	2006	2005

Profitability
Net Income	$11,729	$11,269	$8,686	$33,030	$24,960
Earnings per common share (1)
Basic	$0.26	$0.25	$0.19	$0.73	$0.55
Diluted	$0.26	$0.25	$0.19	$0.72	$0.55
Return on average common equity (2)	13.11%	13.10%	10.41%	12.74%	10.28%
Return on average assets (2)	1.21%	1.19%	0.96%	1.17%	0.95%
Net interest margin	4.87%	4.98%	4.57%	4.91%	4.57%
Efficiency Ratio:
Consolidated	64.61%	64.04%	61.48%	64.73%	63.29%
Sterling Bank	61.28%	59.24%	56.61%	61.06%	59.33%
Liquidity and Capital Ratios
Average loans to average deposits	97.04%	96.05%	99.70%	96.35%	98.05%
Period-end stockholders’ equity to total assets	9.38%	9.08%	8.83%	9.38%	8.83%
Average stockholders’ equity to average assets	9.27%	9.11%	9.19%	9.16%	9.26%
Period-end tangible capital to total tangible assets	6.30%	6.91%	6.62%	6.30%	6.62%
Tier 1 capital to risk-weighted assets	8.65%	9.19%	9.93%	8.65%	9.93%
Total capital to risk-weighted assets	10.83%	11.41%	12.34%	10.83%	12.34%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.69%	8.65%	9.21%	8.69%	9.21%
Other Data
Shares used in computing earnings per common share
Basic shares	45,428	45,421	45,362	45,396	45,255
Diluted shares	45,945	45,868	45,860	45,861	45,713
End of period common shares outstanding	47,393	45,411	45,392	47,393	45,392
Book value per common share at period-end
Total	$8.44	$7.58	$7.25	$8.44	$7.25
Tangible	$5.48	$5.63	$5.31	$5.48	$5.31
Cash dividends paid per common share	$0.07	$0.07	$0.06	$0.21	$0.18
Common stock dividend payout ratio	27.08%	28.20%	31.33%	28.83%	32.62%
Full-time equivalent employees	1,068	1,015	984	1,068	984
Number of banking centers	45	40	41	45	41

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 5

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005

ASSETS
Cash and cash equivalents	$146,442	$106,531	$123,013	$147,154	$136,391
Interest-bearing deposits in financial institutions	21,666	99	99	99	199
Trading assets	—	—	16,615	28,515	21,019
Available-for-sale securities, at fair value	527,806	455,122	488,372	495,945	520,381
Held-to-maturity securities, at amortized cost	167,243	120,153	124,346	123,053	114,819
Loans held for sale	72,789	24,215	6,924	8,354	10,779
Loans held for investment	3,030,344	2,856,661	2,751,804	2,691,008	2,689,745

Total loans	3,103,133	2,880,876	2,758,728	2,699,362	2,700,524
Allowance for loan losses	(34,146)	(31,882)	(31,116)	(31,230)	(31,227)

Loans, net	3,068,987	2,848,994	2,727,612	2,668,132	2,669,297
Premises and equipment, net	42,115	37,169	40,108	41,407	38,863
Real estate acquired by foreclosure	1,764	1,171	2,726	460	635
Goodwill	129,131	85,026	85,026	85,026	84,490
Core deposit intangibles, net	10,728	3,162	3,357	3,551	3,756
Accrued interest receivable	18,576	15,002	15,052	15,358	14,443
Other assets	129,666	117,491	119,252	118,159	125,731

TOTAL ASSETS	$4,264,124	$3,789,920	$3,745,578	$3,726,859	$3,730,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,045,416	$1,033,743	$1,031,989	$1,045,937	$1,031,366
Interest-bearing demand	1,207,722	1,032,465	1,083,486	1,017,832	974,629
Certificates and other time deposits	1,065,372	918,167	844,505	774,374	763,014

Total deposits	3,318,510	2,984,375	2,959,980	2,838,143	2,769,009
Short-term borrowings	372,250	330,700	280,875	392,850	473,050
Subordinated debt	46,018	44,358	45,110	46,238	46,635
Junior subordinated debt	56,959	52,836	82,475	82,475	82,475
Accrued interest payable and other liabilities	70,611	33,637	36,857	32,681	29,675

Total liabilities	3,864,348	3,445,906	3,405,297	3,392,387	3,400,844
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
SHAREHOLDERS’ EQUITY
Common stock	47,893	45,786	45,695	45,458	45,392
Capital surplus	103,768	63,567	62,163	58,757	57,905
Retained earnings	262,678	254,125	246,036	239,171	230,631
Treasury stock	(8,540)	(6,111)	(3,975)	(1,984)	—
Accumulated other comprehensive loss, net of tax	(6,023)	(13,353)	(9,638)	(6,930)	(4,748)

Total shareholders’ equity	399,776	344,014	340,281	334,472	329,180

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,264,124	$3,789,920	$3,745,578	$3,726,859	$3,730,024

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)
Page 6

	Quarter Ended					Year-to-date

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	2006	2005

Interest income:
Loans, including fees	$58,158	$55,265	$50,776	$50,052	$45,545	$164,199	$125,469
Securities:
Taxable	5,902	6,011	6,149	6,032	6,404	18,062	18,904
Non-taxable	549	564	587	598	604	1,700	1,844
Trading assets	73	270	300	425	259	643	893
Federal funds sold	55	43	42	75	59	140	218
Deposits in financial institutions	34	32	58	54	24	124	39

Total interest income	64,771	62,185	57,912	57,236	52,895	184,868	147,367

Interest expense:
Demand and savings deposits	4,971	3,883	3,077	2,753	2,145	11,931	5,772
Certificates and other time deposits	9,898	8,542	7,134	6,535	5,572	25,574	13,613
Short-term borrowings	4,690	4,413	4,162	4,245	4,498	13,265	10,857
Subordinated debt	1,155	1,125	1,055	1,020	950	3,335	2,645
Junior subordinated debt	1,152	1,409	1,792	1,775	1,746	4,353	5,158

Total interest expense	21,866	19,372	17,220	16,328	14,911	58,458	38,045

Net interest income	42,905	42,813	40,692	40,908	37,984	126,410	109,322
Provision for credit losses	895	1,837	1,326	3,245	4,565	4,058	11,126

Net interest income after provision for credit losses	42,010	40,976	39,366	37,663	33,419	122,352	98,196

Noninterest income:
Customer service fees	3,313	3,061	2,577	2,895	2,840	8,951	8,720
Net gain (loss) on trading assets	—	(167)	(135)	15	34	(302)	132
Net gain on the sale of securities	—	—	—	—	6	—	60
Net gain on sale of loans	292	205	305	155	626	802	1,300
Other	3,899	5,920	3,743	3,494	3,588	13,562	10,188

Total noninterest income	7,504	9,019	6,490	6,559	7,094	23,013	20,400

Noninterest expense:
Salaries and employee benefits	18,843	18,822	18,675	15,763	14,794	56,340	45,466
Occupancy expense	4,018	4,061	3,843	4,164	3,841	11,922	11,392
Technology	1,695	1,615	1,474	1,520	1,409	4,784	4,004
Professional fees	1,408	1,473	1,425	1,731	1,870	4,306	4,796
Postage, delivery and supplies	801	903	790	901	809	2,494	2,337
Marketing	675	709	384	502	542	1,768	1,804
Core deposit intangibles amortization	195	194	195	205	102	584	316
Acquisition costs	638	—	—	—	831	638	831
Other	4,294	5,416	4,172	3,758	3,514	13,882	11,156

Total noninterest expense	32,567	33,193	30,958	28,544	27,712	96,718	82,102

Income before income taxes	16,947	16,802	14,898	15,678	12,801	48,647	36,494
Provision for income taxes	5,218	5,533	4,866	4,416	4,115	15,617	11,534

Net Income	$11,729	$11,269	$10,032	$11,262	$8,686	$33,030	$24,960

Earnings per share (1):
Basic	$0.26	$0.25	$0.22	$0.25	$0.19	$0.73	$0.55

Diluted	$0.26	$0.25	$0.22	$0.25	$0.19	$0.72	$0.55

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Sep. 30, 2006			Jun. 30, 2006

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$39,729	$799	7.98%	$9,434	$191	8.10%
Loans held for investment:
Taxable	2,860,125	57,323	7.95%	2,815,355	55,036	7.84%
Non-taxable	2,299	36	6.20%	2,388	38	6.33%
Securities:
Taxable	524,572	5,902	4.46%	538,584	6,011	4.48%
Non-taxable	57,965	549	3.76%	58,533	564	3.87%
Trading assets	6,642	73	4.35%	17,969	270	6.02%
Federal funds sold	4,487	55	4.83%	3,590	43	4.87%
Deposits in financial institutions	2,965	34	4.51%	2,678	32	4.88%

Total interest-earnings assets	3,498,784	64,771	7.34%	3,448,531	62,185	7.23%
Noninterest-earning assets	331,270			337,615

Total Assets	$3,830,054			$3,786,146

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,071,169	4,971	1.84%	$1,059,200	$3,883	1.47%
Certificates and other time	920,615	9,898	4.27%	871,336	8,542	3.93%
Short-term borrowings	350,233	4,690	5.31%	354,102	4,413	5.00%
Subordinated debt	44,999	1,155	10.18%	44,784	1,125	10.08%
Junior subordinated debt	52,925	1,152	8.64%	64,887	1,409	8.71%

Total interest-bearing liabilities	2,439,941	21,866	3.56%	2,394,309	19,372	3.25%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,035,191			1,046,960
Shareholders’ equity	354,922			344,877

Total Liabilities and Shareholders’ Equity	$3,830,054			$3,786,146

Net Interest Income & Margin		$42,905	4.87%		$42,813	4.98%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date

	2006			2005

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$19,019	$1,149	8.07%	$10,138	$559	7.37%
Loans held for investment:
Taxable	2,801,457	162,937	7.78%	2,479,256	124,769	6.73%
Non-taxable	2,402	113	6.30%	2,579	141	7.29%
Securities:
Taxable	540,033	18,062	4.47%	607,830	18,904	4.16%
Non-taxable	59,071	1,700	3.85%	63,317	1,844	3.89%
Trading assets	14,416	643	5.96%	26,905	893	4.44%
Federal funds sold	4,041	140	4.63%	10,048	218	2.90%
Deposits in financial institutions	3,649	124	4.54%	1,568	39	3.35%

Total interest-earnings assets	3,444,088	184,868	7.18%	3,201,641	147,367	6.15%
Noninterest-earning assets	339,013			304,012

Total Assets	$3,783,101			$3,505,653

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,059,854	11,931	1.51%	$972,343	5,772	0.79%
Certificates and other time	866,890	25,574	3.94%	665,778	13,613	2.73%
Short-term borrowings	360,462	13,265	4.92%	482,003	10,857	3.01%
Subordinated debt	45,264	3,335	9.85%	47,154	2,645	7.50%
Junior subordinated debt	66,654	4,353	8.73%	82,475	5,158	8.36%

Total interest-bearing liabilities	2,399,124	58,458	3.26%	2,249,753	38,045	2.26%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,037,264			931,435
Shareholders’ equity	346,713			324,465

Total Liabilities and Shareholders’ Equity	$3,783,101			$3,505,653

Net Interest Income & Margin		$126,410	4.91%		$109,322	4.57%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005

Condensed Average Balance Sheet
Loans held for sale	$39,729	$9,434	$7,541	$10,106	$10,788
Loans held for investment	2,862,424	2,817,743	2,729,952	2,698,033	2,581,817

Total loans	2,902,153	2,827,177	2,737,493	2,708,139	2,592,605
Available-for-sale securities, at fair value	454,972	474,554	492,641	504,508	552,219
Held-to-maturity securities, at amortized cost	127,565	122,563	125,408	115,739	118,521
Trading assets	6,642	17,969	18,770	31,700	24,027
Other earning assets	7,452	6,268	9,371	13,363	9,681

Total earning assets	3,498,784	3,448,531	3,383,683	3,373,449	3,297,053
Goodwill	85,978	85,026	85,026	84,506	62,737
Core deposit intangibles, net	3,224	3,250	3,455	3,662	1,590
All other non-interest earning assets	242,068	249,339	259,862	256,734	242,262

Total assets	$3,830,054	$3,786,146	$3,732,026	$3,718,351	$3,603,642

Noninterest-bearing demand	$998,857	$1,012,805	$997,237	$1,033,805	$928,828
Interest-bearing deposits:
Interest-bearing demand	1,071,169	1,059,200	1,048,948	995,652	948,507
Jumbo certificates of deposits	561,207	534,952	490,434	470,255	459,549
Regular certificates of deposit	239,866	223,698	215,951	221,109	217,086
Brokered certificates of deposit	119,542	112,686	101,092	81,319	46,478

Total deposits	2,990,641	2,943,341	2,853,662	2,802,140	2,600,448
Short-term borrowings	350,233	354,102	377,349	421,600	514,155
Subordinated debt	44,999	44,784	46,021	46,137	47,417
Junior subordinated debt	52,925	64,887	82,475	82,475	82,475
Accrued interest payable and other liabilities	36,334	34,155	32,339	30,994	28,012

Total liabilities	3,475,132	3,441,269	3,391,846	3,383,346	3,272,507
Total shareholders’ equity	354,922	344,877	340,180	335,005	331,135

Total liabilities and shareholders’ equity	$3,830,054	$3,786,146	$3,732,026	$3,718,351	$3,603,642

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005

Period-end Loans:
Loans held for sale	$72,789	$24,215	$6,924	$8,354	$10,779
Loans held for investment:
Commercial and industrial	798,928	808,751	781,073	764,141	776,597
Real Estate:
Commercial	1,326,732	1,284,059	1,266,234	1,224,129	1,191,592
Construction and development	601,429	520,129	455,097	438,569	447,422
Residential mortgage	220,285	171,647	178,493	190,771	195,862
Consumer/other	82,970	72,075	70,907	73,398	78,272

Loans held for investment	3,030,344	2,856,661	2,751,804	2,691,008	2,689,745

Total period-end loans	$3,103,133	$2,880,876	$2,758,728	$2,699,362	$2,700,524

Period-End Deposits:
Noninterest-bearing demand	$1,045,416	$1,033,743	$1,031,989	$1,045,937	$1,031,366
Interest-bearing demand	1,207,722	1,032,465	1,083,486	1,017,832	974,629
Certificates and other time deposits:
Jumbo	633,745	564,365	522,262	467,672	476,307
Regular	312,834	231,329	219,605	216,585	223,765
Brokered	118,793	122,473	102,638	90,117	62,942

Total period-end deposits	$3,318,510	$2,984,375	$2,959,980	$2,838,143	$2,769,009

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date

	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	2006	2005

Allowance For Credit Losses
Allowance for loan losses at beginning of period	$31,882	$31,116	$31,230	$31,227	$32,209	$31,230	$29,406
Charge-offs:
Commercial, financial and industrial	458	1,393	1,028	2,998	6,192	2,879	9,412
Real estate, mortgage and construction	798	439	1,005	29	163	2,242	1,739
Consumer	413	253	113	364	333	779	1,171

Total charge-offs	1,669	2,085	2,146	3,391	6,688	5,900	12,322

Recoveries:
Commercial, financial and industrial	777	782	385	319	420	1,944	1,454
Real estate, mortgage and construction	3	2	3	4	97	8	707
Consumer	143	145	120	38	78	408	230

Total Recoveries	923	929	508	361	595	2,360	2,391

Net charge-offs	746	1,156	1,638	3,030	6,093	3,540	9,931
Allowance for credit losses associated with acquired institutions	2,152	—	—	—	761	2,152	761
Provision for loan losses	858	1,922	1,524	3,033	4,350	4,304	10,991

Allowance for loan losses at end of period	$34,146	$31,882	$31,116	$31,230	$31,227	$34,146	$31,227

Reserve for unfunded loan commitments at beginning of period	890	975	1,173	961	746	1,173	826
Provision for losses on commitments	37	(85)	(198)	212	215	(246)	135

Reserve for unfunded loan commitments at end of period	927	890	975	1,173	961	927	961

Total allowance for credit losses	$35,073	$32,772	$32,091	$32,403	$32,188	$35,073	$32,188

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$14,750	$12,395	$19,220	$21,841	$24,113	$14,750	$24,113
Restructured	—	—	—	—	49	—	49
Real estate acquired by foreclosure	1,764	1,171	2,726	460	635	1,764	635
Other repossessed assets	291	412	418	137	331	291	331

Total nonperforming assets	$16,805	$13,978	$22,364	$22,438	$25,128	$16,805	$25,128

Potential problem loans	$38,761	$43,846	$47,517	$58,011	$62,356	$38,761	$62,356

Accruing loans past due 90 days or more	$308	$543	$3,254	$162	$403	$308	$403

Ratios
Period-end allowance for credit losses to period-end loans	1.13%	1.14%	1.16%	1.20%	1.19%	1.13%	1.19%
Period-end allowance for loan losses to period-end loans	1.10%	1.11%	1.13%	1.16%	1.16%	1.10%	1.16%
Period-end allowance for loan losses to nonperforming loans	231.50%	257.21%	161.90%	142.99%	129.24%	231.50%	129.24%
Nonperforming assets to period-end loans and foreclosed assets	0.54%	0.48%	0.81%	0.83%	0.93%	0.54%	0.93%
Nonperforming loans to period-end loans	0.48%	0.43%	0.70%	0.81%	0.89%	0.48%	0.89%
Nonperforming assets to period-end assets	0.39%	0.37%	0.60%	0.60%	0.67%	0.39%	0.67%
Net charge-offs to average loans (2)	0.10%	0.16%	0.24%	0.44%	0.93%	0.17%	0.53%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)

Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.